 As filed with the Securities and Exchange Commission on July 19, 1995

                                         Registration No. 33-
======================================================================


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                    ______________________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                    ______________________________

                     CYPRUS AMAX MINERALS COMPANY
        (Exact name of registrant as specified in its charter)

                    ______________________________


           DELAWARE                          36-2684040
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)         Identification Number)

                       9100 EAST MINERAL CIRCLE
                      ENGLEWOOD, COLORADO  80112
                            (303) 643-5000
               (Address of principal executive offices)

CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
                         (Full title of plan)
                    ______________________________

      PHILIP C. WOLF, ESQ.                  PAUL HILTON, ESQ.
     SENIOR VICE PRESIDENT,          DAVIS, GRAHAM & STUBBS, L.L.C.
  GENERAL COUNSEL AND SECRETARY          370 SEVENTEENTH STREET
    9100 EAST MINERAL CIRCLE                   SUITE 4700
   ENGLEWOOD, COLORADO  80112            DENVER, COLORADO  80202
         (303) 643-5000                      (303) 892-9400

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                    ______________________________

                    CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                  Proposed          Proposed
                                                     Amount        maximum          maximum
    Title of securities                             to be      offering price      aggregate          Amount of
     to be registered                             registered    per share<F1>   offering price<F1>  registration fee
- --------------------------------------------------------------------------------------------------------------------
Common Stock (no par value) . . . . . . . . .   10,000 shares     $30.625           $306,250            $105.60

Interests in the Cyprus Amax Minerals
  Company Thrift Plan for Bargaining
  Unit Employees  . . . . . . . . . . . . . .             (2)          (2)                   (2)               (2)
====================================================================================================================

<F1> Estimated solely for the purposes of calculating the amount of the registration fee.  The price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common
     Stock on July 14, 1995, as reported on the New York Stock Exchange.
<F2> Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Cyprus Amax Minerals Company
     Thrift Plan for Bargaining Unit Employees.
<F3> Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no separate fee is required to register plan interests.
/TABLE

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     Cyprus Amax Minerals Company (the "Company" or "Registrant"), and the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees (the "Plan") hereby state that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration Statement by reference as of their date of filing with the Commission:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Commission on March 28, 1995;

     (b) Proxy Statement for the Company's 1994 Annual Meeting of Stockholders, filed with the Commission on March 24, 1995;

     (c) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995, as filed with the Commission on May 10, 1995;

     (d) Current Report on Form 8-K, filed with the Commission on May 11, 1995; and

     (e) The description of the Company's Common Stock, no par value, contained in its Registration Statement on Form 10, dated July 11, 1985, and any amendments thereto.

     All other documents filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.   DESCRIPTION OF SECURITIES.

     Not applicable.

5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation organized under Delaware law has the power to indemnify any person made or threatened to be made a party to a threatened, pending or completed proceeding, whether civil, criminal, administrative or judicial, because he or she is or was a director, officer, employee, or agent of such corporation. In a suit brought to obtain a judgment in a corporation's favor, a corporation may indemnify such persons for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of the case, except that no indemnification may be made if such person has been adjudged to be liable. In any other type of proceeding, the indemnification may extend to judgments, fines, and amounts paid in settlement, as well as to expenses. In a civil proceeding, there can be no indemnification under the statute unless it appears that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. In a criminal proceeding, the indemnified party must have had no reasonable cause to believe his or her conduct was unlawful.

     Article VI of the Company's Bylaws requires the Company to indemnify its officers and directors to the full extent permitted by law for expenses relating to actual or threatened lawsuits against them arising out of their corporate positions. The Bylaws further provide that this indemnification is not exclusive of other rights to which the indemnified parties may be entitled.

     The Company has entered into agreements ("Indemnity Agreements") with certain of its officers and directors providing for indemnification for damages, judgments, settlements, investigations and costs of legal and administrative proceedings. The Indemnity Agreements provide that no indemnification will be made for fines or amounts which the Company may be prohibited by applicable law from paying or for settlements or costs of investigations made without the Company's consent. In addition, the Company will not be liable for amounts in connection with a claim for which the person is otherwise reimbursed or indemnified, if the person obtained an improper personal benefit, or the claim was caused by conduct adjudged to be fraudulent or deliberately dishonest.

7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

8.   EXHIBITS

    4.1   Certificate of Incorporation, incorporated by reference from
          Exhibit 3(a) to the Annual Report on Form 10-K for the period ended December 31, 1989, and from Exhibit 3.1 to the Report on Form 8-K dated May 27, 1993.

    4.2 By-Laws, incorporated by reference from Exhibit 3(b) to the Annual Report on Form 10-K for the period ended December 31, 1991, and from Exhibit 3.2 to the Report on Form 8-K dated November 30, 1993.

    4.3 Certificate of Designations of Series A Junior Participating Preferred Stock, incorporated by reference from Exhibit 3(a) to the Annual Report on Form 10-K for the period ended December 31, 1988, and from Exhibit 7 to the Report on Form 8-A/A dated June 29, 1993.

    4.4 Rights Agreement between The Chase Manhattan Bank, N.A. and Cyprus Minerals Company, dated February 23, 1989, incorporated by reference, from Exhibit 2 to the Report on Form 8-K dated January 29, 1990, from Exhibit 4 to the Report on Form 8-K dated January 29, 1990, and from
          Exhibit 1 to the Report on Form 8-K dated June 29, 1993.

    4.5 Certificate of Adjustment dated as of January 22, 1990, incorporated by reference from Exhibit 3 to the Report on Form 8-K dated January 29, 1990.

    4.6   Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit
          Employees.

    5.1   Not applicable.

   23.1   Consent of Price Waterhouse.

     The Registrant has submitted the Plan to the Internal Revenue Service ("IRS") and has received a favorable IRS determination letter with respect to the Plan. The Registrant hereby undertakes to submit any amendment to the Plan to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the amended Plan.

     No opinion of counsel with respect to the shares registered hereby is necessary in that such shares are not original issuance securities.

9.   UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of either the Registrant's or the Plan's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see Item 6 above), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 19th day of July, 1995.

                                  CYPRUS AMAX MINERALS COMPANY


                                  By: Gerald J. Malys
                                     --------------------------
                                     Gerald J. Malys
                                     Senior Vice President and
                                     Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                TITLE                         DATE
         ---------                -----                         ----

     Milton H. Ward        Co-Chairman of the Board,       July 19, 1995
- -------------------------  Director, President, and Chief
     Milton H. Ward        Executive Officer


        Allen Born         Co-Chairman of the Board and    July 19, 1995
- -------------------------  Director
        Allen Born

     Gerald J. Malys       Senior Vice President and       July 19, 1995
- -------------------------  Chief Financial Officer
     Gerald J. Malys       (Principal Financial Officer)


      John Taraba          Vice President and Controller   July 19, 1995
- -------------------------  (Principal Accounting Officer)
      John Taraba

    Linda G. Alvarado      Director                        July 19, 1995
- -------------------------
    Linda G. Alvarado

    George S. Ansell       Director                        July 19, 1995
- -------------------------
    George S. Ansell

   William C. Bousquette   Director                        July 19, 1995
- -------------------------
   Willian C. Bousquette


    Thomas V. Falkie       Director                        July 19, 1995
- -------------------------
    Thomas V. Falkie


    Ann Maynard Gray       Director                        July 19, 1995
- -------------------------
    Ann Maynard Gray


James C. Huntington, Jr.   Director                        July 19, 1995
- -------------------------
James C. Huntington, Jr.


    Michael A. Morphy      Director                        July 19, 1995
- -------------------------
    Michael A. Morphy


  Rockwell A. Schnabel     Director                        July 19, 1995
- -------------------------
  Rockwell A. Schnabel


    Theodore M. Solso      Director                        July 19, 1995
- -------------------------
    Theodore M. Solso


    John Hoyt Stookey      Director                        July 19, 1995
- -------------------------
    John Hoyt Stookey


    James A. Todd, Jr.     Director                        July 19, 1995
- -------------------------
    James A. Todd, Jr.


    Billie B. Turner       Director                        July 19, 1995
- -------------------------
    Billie B. Turner


CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT
EMPLOYEES.

          Pursuant to the requirements of the Securities Act of 1933 the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on July 19, 1995.

                                   CYPRUS AMAX MINERALS COMPANY



                                   By:  Philip C. Wolf
                                      --------------------------------
                                      Philip C. Wolf, Plan
                                      Administrator

                             EXHIBIT INDEX

Exhibit                                                Sequential
  No.     Description                                  Page No.
______________________________________________________________________

4.1 Certificate of Incorporation, incorporated by reference from Exhibit 3(a) to the Annual Report on Form 10-K for the period ended December 31, 1989, and from Exhibit 3.1 to the Report on Form 8-K dated May 27, 1993.

4.2       By-Laws, incorporated by reference from
          Exhibit 3(b) to the Annual Report on Form 10-K for the period ended December 31, 1991, and from
          Exhibit 3.2 to the Report on Form 8-K dated
          November 30, 1993.

4.3       Certificate of Designations of Series A Junior
          Participating Preferred Stock, incorporated by reference from Exhibit 3(a) to the Annual Report on Form 10-K for the period ended December 31, 1988, and from Exhibit 7 to the Report on Form 8-A/A dated June 29, 1993.

4.4 Rights Agreement between The Chase Manhattan Bank, N.A. and Cyprus Minerals Company, dated
          February 23, 1989, incorporated by reference, from
          Exhibit 2 to the Report on Form 8-K dated
          January 29, 1990, from Exhibit 4 to the Report on Form 8-K dated January 29, 1990, and from
          Exhibit 1 to the Report on Form 8-K dated June 29,
          1993.

4.5       Certificate of Adjustment dated as of January 22,
          1990, incorporated by reference from Exhibit 3 to the Report on Form 8-K dated January 29, 1990.

4.6       Cyprus Amax Minerals Company Thrift Plan for
          Bargaining Unit Employees.

5.1       Not Applicable.

23.1      Consent of Price Waterhouse.


                                 II-8